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January 14, 2009

Securities and Exchange Commission
450 Fifth Street. N.W.
Washington, D.C 20549

Dear Sirs:

Re: Stanford Management Ltd.

We have read Items 4.01 and 9.01 of Form 8-K dated January 5, 2009 of Stanford Management. (File Ref. no.: 333-108218) and:

a)	We are in agreement with the statements made in paragraphs three to five.

b)	We have no basis to agree or disagree with the statements made in paragraphs one and two.

Yours truly,

/s/ DMCL

Dale Matheson Carr-Hilton LaBonte LLP

Chartered Accountants

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